Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart and Samantha Verdile

Sard Verbinnen & Co.

415-618-8750 and 212-687-8080

DineEquity, Inc. Reports Fourth Quarter and Fiscal 2012 Results

➢              Fourth quarter 2012 adjusted EPS (non-GAAP) of $0.83

➢              Fourth quarter 2012 GAAP EPS of $0.97

➢              Fiscal 2012 adjusted EPS (non-GAAP) of $4.28

➢              Fiscal 2012 GAAP EPS of $6.63

➢              Total debt reduced by $332.6 million in fiscal 2012

➢              Comprehensive G&A reduction initiative implemented

➢              Successfully completed Applebee’s refranchising program and transitioned to a 99% franchised system

GLENDALE, Calif., February 27, 2013 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced financial results for the fourth quarter and full year of 2012.

“For DineEquity, 2012 was a year of milestones.  The year was marked by accomplishing what we set out to do when we acquired Applebee’s, completing the transition to a 99% franchised restaurant system.  In addition, we reduced total debt by over $1.0 billion since the acquisition in 2007,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “We remain steadfast in managing our capital structure with a long-term view to maximize shareholder value.  Today’s announcement of our capital allocation strategy reflects our strong free cash flow, solid fundamentals, and less capital intensive business model.”

Fourth Quarter 2012 Financial Highlights

•                  Total debt was reduced by $77.2 million in the fourth quarter of 2012 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of Applebee’s company-operated restaurants and free cash flow.  The Company reduced Term Loan balances by $30.6 million and financing and capital lease obligations by $46.5 million.

•                  Adjusted net income available to common stockholders was $15.5 million, representing adjusted earnings per diluted share of $0.83 for the fourth quarter of 2012. This compares to $16.4 million, or adjusted earnings per diluted share of $0.91, for the same quarter in 2011. The decrease in adjusted earnings was mainly due to, as expected, lower segment profit caused by the refranchise and sale of Applebee’s company-operated restaurants and higher income taxes. These items were partially offset by lower cash interest expense and lower general and administrative expenses. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $18.0 million, or earnings per diluted share of $0.97 for the fourth quarter of 2012, compared to $27.3 million, or earnings per diluted share of $1.51, for the same quarter in 2011.  The decrease was primarily due to a lower gain on the disposition of assets, as expected, lower segment profit due to the refranchise and sale of Applebee’s company-operated restaurants and higher income taxes.  These items were partially offset by lower interest expense, a decline in general and administrative expenses, and the reduced impact from debt extinguishment.

•                  EBITDA was $74.0 million for the fourth quarter of 2012. (See “Non-GAAP Financial Measures” below.)

•                  Consolidated general and administrative expenses were $37.6 million for the fourth quarter of 2012 compared to $40.7 million in the fourth quarter of 2011.  The decrease was primarily due to the net savings in employee compensation associated with the Company’s previously announced restructuring initiative. The decline was partially offset by higher stock-based compensation due to stock appreciation and severance charges related to the workforce reduction announced in the third quarter of 2012.

Fiscal 2012 Highlights

•                  Total debt was reduced by $332.6 million in fiscal 2012 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of Applebee’s company-operated restaurants and free cash flow.  The Company reduced Term Loan balances by $206.3 million, Senior Notes by $3.1 million, and financing and capital lease obligations by $123.2 million.

•                  Adjusted net income available to common stockholders was $78.1 million for fiscal 2012, representing adjusted earnings per diluted share of $4.28. This compares to $78.2 million, or adjusted earnings per diluted share of $4.29, for fiscal 2011.  The minimal decrease in adjusted earnings was primarily due to, as expected, lower segment profit primarily due to the refranchise and sale of Applebee’s company-operated restaurants and higher income taxes.  These items were offset by lower cash interest expense and lower general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $122.5 million for fiscal 2012, or earnings per diluted share of $6.63, compared to $70.7 million, or earnings per diluted share of $3.89 for fiscal 2011.  The increase was due to a higher gain on the refranchise and sale of Applebee’s company-operated restaurants, lower impairment and closure charges, and lower interest expense.  These items were partially offset by lower segment profit due to refranchising, higher income taxes, and higher general and administrative expenses due to a non-recurring litigation settlement.

•                  EBITDA was $300.3 million for fiscal 2012. (See “Non-GAAP Financial Measures” below.)

•                  For fiscal 2012, cash flows from operating activities were $52.9 million, capital expenditures were $17.0 million, and free cash flow was $48.2 million.  (See “Non-GAAP Financial Measures” below.)  For fiscal 2011, free cash flow was $108.5 million.  The decline in free cash flow in fiscal 2012 was primarily due to the increase in cash taxes paid on refranchising proceeds and, as expected, lower segment profit due to refranchising.  These items were partially offset by lower cash interest paid and lower capital expenditures.

•                  Applebee’s company-operated restaurant operating margin was 16.3% for fiscal 2012 compared to 14.5% for 2011.  The increase of 180 basis points was primarily due to the refranchise and sale of less profitable Applebee’s company-operated restaurants.  The refranchised company-operated restaurants had higher-than-average labor and occupancy costs.

Same-Restaurant Sales Performance

Fourth Quarter 2012

•                  Applebee’s domestic system-wide same-restaurant sales increased 0.9% for the fourth quarter of 2012 compared to the fourth quarter of 2011.  The increase in same-restaurant sales reflected a higher average guest check, partially offset by a decline in traffic compared to the same quarter a year ago.

•                  IHOP’s domestic system-wide same restaurant sales decreased 2.6% for the fourth quarter of 2012 compared to the fourth quarter of 2011.  The decline in same-restaurant sales reflected a decrease in traffic and a lower average guest check compared to the same period in 2011.

Fiscal 2012

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.2% for fiscal 2012 compared to fiscal 2011.  The increase in same-restaurant sales was mainly driven by a higher average guest check, partially offset by a decline in traffic.

•                  IHOP’s domestic system-wide same-restaurant sales declined 1.6% for fiscal 2012 compared to fiscal 2011.  Same-restaurant sales performance reflected a decrease in traffic, partially offset by a slightly higher average guest check.

Investor Conference Call Today

The Company will host an investor conference call today (Wednesday, February 27, 2013, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2012 results.  To participate on the call, please dial (888) 680-0879 and reference pass code 73306646.  International callers, please dial (617) 213-4856 and reference pass code 73306646. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PA7HPMFPV

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Pacific Time on March 6, 2013 by dialing (888) 286-8010 and referencing pass code 23676151.  International callers, please dial (617) 801-6888 and reference pass code 23676151.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,600 restaurants combined in 17 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-

service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; third-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any one-time litigation settlement charges, any general and administrative restructuring costs, net of savings, any gain or loss related to the disposition of assets, and any state income tax impact of deferred taxes due to refranchising incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on retirement of debt, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and preferred dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Segment Revenues:
Franchise revenues	$107,917	$97,757	$421,459	$398,539
Company restaurant sales	16,862	110,029	291,121	530,984
Rental revenues	30,763	30,957	122,859	125,960
Financing revenues	3,095	3,436	14,489	19,715
Total segment revenues	158,637	242,179	849,928	1,075,198
Segment Expenses:
Franchise expenses	28,774	26,350	109,900	105,006
Company restaurant expenses	16,998	95,422	249,296	458,443
Rental expenses	24,090	24,413	97,165	98,147
Financing expenses	37	(28)	1,623	5,973
Total segment expenses	69,899	146,157	457,984	667,569
Gross segment profit	88,738	96,022	391,944	407,629
General and administrative expenses	37,607	40,670	163,215	155,822
Interest expense	25,571	31,364	114,338	132,707
Impairment and closure charges	2,954	2,918	4,218	29,865
Amortization of intangible assets	3,071	3,075	12,293	12,300
Loss on extinguishment of debt	637	3,274	5,554	11,159
Debt modification costs	—	(72)	—	4,031
Gain on disposition of assets	(12,955)	(21,966)	(102,597)	(43,253)
Income before income taxes	31,853	36,759	194,923	104,998
Income tax provision	(13,034)	(8,139)	(67,249)	(29,806)
Net income	$18,819	$28,620	$127,674	$75,192

Net income available to common stockholders:
Net income	$18,819	$28,620	$127,674	$75,192
Less: Accretion of Series B preferred stock	(464)	(658)	(2,498)	(2,573)
Less: Net income allocated to unvested participating restricted stock	(318)	(623)	(2,718)	(1,886)
Net income available to common stockholders	$18,037	$27,339	$122,458	$70,733
Net income available to common stockholders per share:
Basic	$0.98	$1.55	$6.81	$3.96
Diluted	$0.97	$1.51	$6.63	$3.89
Weighted average shares outstanding:
Basic	18,391	17,646	17,992	17,846
Diluted	18,637	18,578	18,877	18,185

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,537	$60,691
Receivables, net	128,610	115,667
Prepaid income taxes	16,080	13,922
Prepaid gift cards	50,242	45,412
Deferred income taxes	21,772	20,579
Assets held for sale	—	9,363
Other current assets	13,214	11,313
Total current assets	294,455	276,947
Long-term receivables	212,269	226,526
Property and equipment, net	294,375	474,154
Goodwill	697,470	697,470
Other intangible assets, net	806,093	822,361
Other assets, net	110,738	116,836
Total assets	$2,415,400	$2,614,294
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$7,420	$7,420
Accounts payable	30,751	29,013
Accrued employee compensation and benefits	22,435	26,191
Gift card liability	161,689	146,955
Accrued interest payable	13,236	12,537
Current maturities of capital lease and financing obligations	10,878	13,480
Other accrued expenses	21,351	22,048
Total current liabilities	267,760	257,644
Long-term debt, less current maturities	1,202,063	1,411,448
Financing obligations, less current maturities	52,049	162,658
Capital lease obligations, less current maturities	124,375	134,407
Deferred income taxes	362,171	383,810
Other liabilities	98,177	109,107
Total liabilities	2,106,595	2,459,074
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, Series B, at accreted value; shares: 10,000,000 authorized; 2012 - no shares issued or outstanding; 2011 - 35,000 issued, 34,900 outstanding	—	44,508
Common stock, $0.01 par value; shares: 40,000,000 authorized; 2012 - 25,362,946 issued, 19,197,899 outstanding; 2011 - 24,658,985 issued, 18,060,206 outstanding	254	247
Additional paid-in-capital	264,342	205,663
Retained earnings	322,045	196,869
Accumulated other comprehensive loss	(152)	(294)
Treasury stock, at cost; shares: 2012 - 6,165,047; 2011 - 6,598,779	(277,684)	(291,773)
Total stockholders’ equity	308,805	155,220
Total liabilities and stockholders’ equity	$2,415,400	$2,614,294

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$127,674	$75,192
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	39,538	50,220
Non-cash interest expense	5,985	6,160
Loss on extinguishment of debt	5,554	11,159
Impairment and closure charges	3,931	8,448
Deferred income taxes	(22,832)	11,835
Non-cash stock-based compensation expense	11,442	9,492
Tax benefit from stock-based compensation	6,814	6,494
Excess tax benefit from stock options exercised	(5,669)	(5,443)
Gain on disposition of assets	(102,597)	(43,253)
Other	(8,991)	(1,765)
Changes in operating assets and liabilities:
Receivables	(11,629)	(16,722)
Current income tax receivables and payables	1,272	20,479
Other current assets	(9,119)	(5,354)
Accounts payable	1,778	(3,533)
Accrued employee compensation and benefits	(3,756)	(6,656)
Gift card liability	14,735	21,983
Other accrued expenses	(1,251)	(17,050)
Cash flows provided by operating activities	52,879	121,686
Cash flows from investing activities:
Additions to property and equipment	(16,952)	(26,332)
Proceeds from sale of property and equipment and assets held for sale	168,881	115,642
Principal receipts from notes, equipment contracts and other long-term receivables	12,250	13,122
Other	1,238	(753)
Cash flows provided by investing activities	165,417	101,679
Cash flows from financing activities:
Borrowings under revolving credit facilities	50,000	40,000
Repayments under revolving credit facilities	(50,000)	(40,000)
Repayment of long-term debt (including premiums)	(216,037)	(225,681)
Payment of debt issuance costs	—	(12,295)
Purchase of DineEquity common stock	—	(21,170)
Principal payments on capital lease and financing obligations	(10,849)	(13,391)
Repurchase of restricted stock	(1,740)	(5,080)
Proceeds from stock options exercised	9,254	6,725
Excess tax benefit from share-based compensation	5,669	5,443
Change in restricted cash	(747)	466
Cash flows used in financing activities	(214,450)	(264,983)
Net change in cash and cash equivalents	3,846	(41,618)
Cash and cash equivalents at beginning of year	60,691	102,309
Cash and cash equivalents at end of year	$64,537	$60,691

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges, loss on extinguishment of debt, amortization of intangible assets, non-cash interest expense, debt modification costs, a one-time litigation settlement, general and administrative (“G&A”) restructuring costs, net of savings, gain on disposition of assets, all items net of taxes, and the income tax impact of refranchising and restructuring, and related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income available to common stockholders, as reported	$18,037	$27,339	$122,459	$70,733
Impairment and closure charges	2,954	2,871	4,218	29,600
Loss on extinguishment of debt	637	3,274	5,554	11,159
Amortization of intangible assets	3,071	3,075	12,293	12,300
Non-cash interest expense	1,438	1,578	5,985	6,160
Debt modification costs	—	(72)	—	4,031
Litigation settlement	77	—	9,124	—
G&A restructuring costs, net of savings	495	—	1,764	—
Gain on disposition of assets	(12,955)	(21,966)	(102,597)	(43,253)
Income tax benefit	1,655	4,474	24,598	(7,959)
Income tax impact of refranchising and restructuring	—	(4,422)	(6,258)	(4,422)
Net income allocated to unvested participating restricted stock	45	248	984	(197)
Net income available to common stockholders, as adjusted	$15,454	$16,399	$78,124	$78,152

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.97	$1.51	$6.63	$3.89
Impairment and closure charges	0.10	0.10	0.13	0.95
Loss on extinguishment of debt	0.02	0.11	0.18	0.36
Amortization of intangible assets	0.10	0.10	0.40	0.39
Non-cash interest expense	0.05	0.05	0.20	0.20
Debt modification costs	—	0.00	—	0.13
Litigation settlement	—	—	0.30	—
G&A restructuring costs, net of savings	0.02	—	0.06	—
Gain on disposition of assets	(0.43)	(0.73)	(3.33)	(1.38)
Income tax impact of refranchising and restructuring	—	(0.25)	(0.33)	(0.23)
Net income allocated to unvested participating restricted stock	0.00	0.01	0.05	(0.01)
Change due to increase in net income	—	0.01	(0.01)	(0.01)
Diluted net income available to common stockholders per share, as adjusted	$0.83	$0.91	$4.28	$4.29

Numerator for basic EPS-income available to common stockholders, as adjusted	$15,454	$16,399	$78,124	$78,152
Effect of unvested participating restricted stock using the two-class method	4	6	81	105
Effect of dilutive securities:
Convertible Series B preferred stock	—	—	2,497	2,573
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$15,458	$16,405	$80,702	$80,830

Denominator for basic EPS-weighted-average shares	18,391	17,646	17,992	17,846
Effect of dilutive securities:
Stock options	246	289	264	339
Convertible Series B preferred stock	—	—	621	643
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,637	17,935	18,877	18,828

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Twelve Months Ended
	December 31,
	2012	2011
U.S. GAAP income before income taxes	$194,923	$104,998
Interest charges	131,869	151,332
Loss on extinguishment of debt	5,554	11,159
Depreciation and amortization	39,538	50,220
Non-cash stock-based compensation	11,442	9,492
Impairment and closure charges	4,218	29,643
Other	15,304	6,830
Gain on sale of assets	(102,597)	(43,253)
EBITDA	$300,251	$320,421

Reconciliation of the Company’s cash provided by operating activities to free cash flow:

	Twelve Months Ended
	December 31,
	2012	2011
Cash flows provided by operating activities	$52,879	$121,686
Principal receipts from notes, equipment contracts and other long-term receivables	12,250	13,122
Additions to property and equipment	(16,952)	(26,332)
Free cash flow	$48,177	$108,476

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three months ended December 31, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$48,364	$59,553	$16,862	$30,763	$3,095	$158,637
Expense	2,389	26,385	16,998	24,090	37	69,899
Gross segment profit	45,975	33,168	(136)	6,673	3,058	88,738
Plus:
Depreciation/amortization	2,351	—	599	3,383	—	6,333
Interest charges	—	—	92	4,161	—	4,253
Segment EBITDA	$48,326	$33,168	$555	$14,217	$3,058	$99,324

	Three months ended December 31, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$40,941	$56,816	$110,029	$30,957	$3,436	$242,179
Expense	602	25,748	95,422	24,413	(28)	146,157
Gross segment profit	40,339	31,068	14,607	6,544	3,464	96,022
Plus:
Depreciation/amortization	2,484	—	3,113	3,482	—	9,079
Interest charges	—	—	116	4,374	—	4,490
Segment EBITDA	$42,823	$31,068	$17,836	$14,400	$3,464	$109,591

	Twelve months ended December 31, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$185,904	$235,555	$291,121	$122,859	$14,489	$849,928
Expense	5,464	104,436	249,296	97,165	1,623	457,984
Gross segment profit	180,440	131,119	41,825	25,694	12,866	391,944
Plus:
Depreciation/amortization	9,762	—	6,953	13,654	—	30,369
Interest charges	—	—	377	16,996	—	17,373
Segment EBITDA	$190,202	$131,119	$49,155	$56,344	$12,866	$439,686

	Twelve months ended December 31, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$169,231	$229,308	$530,984	$125,960	$19,715	$1,075,198
Expense	2,801	102,205	458,443	98,147	5,973	667,569
Gross segment profit	166,430	127,103	72,541	27,813	13,742	407,629
Plus:
Depreciation/amortization	9,885	—	16,584	14,029	—	40,498
Interest charges	—	—	511	17,972	—	18,483
Segment EBITDA	$176,315	$127,103	$89,636	$59,814	$13,742	$466,610

Restaurant Data

The following table sets forth, for the three and twelve months ended December 31, 2012 and 2011, the number of effective restaurants in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)
Applebee’s Restaurant Data
Effective restaurants(a)
Franchise	1,992	1,808	1,894	1,770
Company	26	203	123	240
Total	2,018	2,011	2,017	2,010
System-wide(b)
Sales percentage change(c)	1.5%	1.5%	1.7%	2.6%
Domestic same-restaurant sales percentage change(d)	0.9%	1.0%	1.2%	2.0%
Franchise(b)(f)
Sales percentage change(c)	11.5%	9.0%	8.1%	11.3%
Domestic same-restaurant sales percentage change(d)	0.9%	0.8%	1.3%	2.0%
Average weekly domestic unit sales (in thousands)	$44.5	$44.3	$46.6	$46.4
Company (f)
Sales percentage change(c)	(89.3)%	(37.9)%	(47.4)%	(35.7)%
Same-restaurant sales percentage change(d)	(3.3)%	3.4%	0.6%	1.8%
Average weekly domestic unit sales (in thousands)	$33.2	$39.8	$42.0	$41.0

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)
IHOP Restaurant Data
Effective restaurants(a)
Franchise	1,390	1,357	1,379	1,343
Area license	165	164	165	163
Company	16	14	15	11
Total	1,571	1,535	1,559	1,517
System-wide(b)
Sales percentage change(c)	0.6%	2.4%	1.6%	1.9%
Domestic same-restaurant sales percentage change(d)	(2.6)%	(1.0)%	(1.6)%	(2.0)%
Franchise(b)
Sales percentage change(c)	0.5%	2%	1.3%	1.7%
Domestic same-restaurant sales percentage change(d)	(2.6)%	(1)%	(1.6)%	(2.0)%
Average weekly domestic unit sales (in thousands)	$33.3	$34.0	$34.0	$34.4

Company (e)	n/m	n/m	n/m	n/m

Area License(b)
Sales percentage change(c)	0.2%	4.3%	2.7%	2.9%

(a)         “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Applebee’s domestic franchise restaurant sales, IHOP franchise restaurant sales and IHOP area license restaurant sales for the three and twelve months ended December 31, 2012 and 2011 were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,069.5	$959.2	$4,234.9	$3,916.4
IHOP franchise restaurant sales	$602.6	$599.8	$2,437.2	$2,405.3
IHOP area license restaurant sales	$56.6	$56.5	$234.7	$228.6

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP restaurants located in Florida.

(e)          Sales percentage changes and domestic same-restaurant sales percentage change for IHOP company-operated restaurants are not meaningful (“n/m”) because there are few such restaurants, consisting of a relatively small number of restaurants in a single test market, along with a variable, small number of restaurants that are reacquired from franchisees from time-to-time and temporarily operated by the Company.

(f)           The sales percentage change for the three and twelve months ended December 31, 2012 and 2011 for Applebee’s franchise and company-operated restaurants was impacted by the refranchising of 154 company-operated restaurants in 2012 and 132 company-operated restaurants during 2011.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,016	2,010	2,019	2,010
New openings:
Franchise	20	12	34	24
Total new openings	20	12	34	24
Closings:
Franchise	(2)	(3)	(19)	(15)
Total closings	(2)	(3)	(19)	(15)
End of period	2,034	2,019	2,034	2,019
Summary - end of period:
Franchise	2,011	1,842	2,011	1,842
Company	23	177	23	177
Total	2,034	2,019	2,034	2,019

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,565	1,532	1,550	1,504
New openings:
Franchise	20	16	47	52
Area license	—	3	1	6
Total new openings	20	19	48	58
Closings:
Company	(1)	—	(1)	—
Franchise	(3)	(1)	(14)	(8)
Area license	—	—	(2)	(4)
Total closings	(4)	(1)	(17)	(12)
End of period	1,581	1,550	1,581	1,550
Summary-end of period:
Franchise	1,404	1,369	1,404	1,369
Area license	165	166	165	166
Company	12	15	12	15
Total	1,581	1,550	1,581	1,550